EXHIBIT 21.1

                                 SUBSIDIARIES OF
                              INSILICON CORPORATION

Subsidiary Country/State of Incorporation
-----------------------------------------

          Wholly Owned
                inSilicon International                          Delaware
                inSilicon KK                                     Japan
                inSilicon Ltd.                                   UK
                inSilicon Canada Ltd.                            Canada
                inSilicon Canada Holdings ULC                    Canada
                inSilicon Holdings Corp.                         Delaware